Exhibit 99.1

Investor Relations

+1 (936) 856-9109

ROBBINS & MYERS ANNOUNCES FIRST QUARTER 2013 RESULTS AND DIVIDEND

HOUSTON, TEXAS, December 22, 2012…Robbins & Myers, Inc. (NYSE: RBN) today reported diluted net earnings per share (DEPS) of $0.76 for its fiscal first quarter ended November, 30, 2012, these results included $0.05 for costs related to its pending merger with National Oilwell Varco, Inc. This compares with $0.77 in the prior year first quarter.

Consolidated sales were $257 million in the first quarter of 2013 compared with $237 million in the prior year’s first quarter. Excluding the impact of currency translation, sales grew $21 million, or 9%, over the prior year period. The Company reported first quarter 2013 orders of $246 million, a decrease of 2% over the prior year period excluding the impact of currency translation. First quarter ending backlog increased to $298 million from $260 million at the end of the first quarter of fiscal 2012.

Earnings before interest and taxes (EBIT) for the first quarter of fiscal 2013 were $48 million, which included costs of $3 million related to its pending merger with National Oilwell Varco. This compares with $53 million in the prior year first quarter. The lower profitability in the current year was due to the costs of the pending merger and a shift in product mix associated with a declining rig count from the prior year period, which negatively impacted sales of more profitable drilling product lines.

First Quarter Results by Segment

All comparisons are made against the comparable year-ago quarterly period unless otherwise stated.

The Company’s Energy Services segment reported sales of $159 million in the first quarter of fiscal 2013, $12 million over the prior year period excluding currency impacts. EBIT was $43 million compared with $47 million in the prior year period. A shift in product mix had a negative impact on the current quarter’s EBIT, as the sales of higher margin drilling system products were lower compared with the prior year. Ending backlog was $156 million, higher than the $143 million at the end of the prior year first quarter.

The Process & Flow Control segment reported sales of $98 million, which were $9 million higher than the prior year excluding currency impacts. The segment reported $13 million of EBIT in the first quarter of 2013, compared with $10 million of EBIT in the prior year period. Backlog rose to $143 million from $117 million at the end of the prior year first quarter.

“Both of our business segments continued to perform well,” said Peter C. Wallace, President and Chief Executive Officer of Robbins & Myers, Inc. “The Energy Services segment continues to be impacted by a reduction in U.S. rig count and lower drilling activity, but still demonstrated excellent performance. In the Process & Flow Control segment, we experienced stronger demand in the chemical and industrial markets. We have steadily improved operating performance in this segment by leveraging incremental sales volume, while maintaining price and cost discipline resulting in operating margin of nearly 13% for the quarter.”

In this release the Company refers to EBIT which is a non-GAAP measure. The Company uses this measure to evaluate its performance and believes this measure is helpful to investors in assessing its performance. A reconciliation of EBIT to net income is included in the condensed consolidated income statement. EBIT is not a measure of cash available for use by the Company.

Conference Call

The Company will not be holding a webcast or conference call due to the pending merger with National Oilwell Varco.

Dividend Declared

Robbins & Myers also announced today that its Board of Directors approved its regular quarterly cash dividend payment of $0.05 per share. The dividend is payable on February 8, 2013 to shareholders of record as of January 7, 2013.

Update on Merger with National Oilwell Varco

Robbins & Myers also announced today that it and National Oilwell Varco, Inc. have entered into a timing agreement with the United States Department of Justice (“DOJ”) pursuant to which Robbins & Myers and National Oilwell Varco have agreed to provide at least 30 days notice to the DOJ prior to consummating the proposed merger transaction in which National Oilwell Varco would acquire all of the outstanding shares of Robbins & Myers for $60.00 per share in cash (the “Merger”). The parties are continuing to provide information to the DOJ; however without DOJ consent, the Merger cannot close prior to February 18, 2013.

As previously announced, Robbins & Myers has scheduled its special meeting of shareholders to consider approval of the Merger for December 27, 2012. As of December 22, 2012, 99.8% of votes cast to date have voted in favor of the Merger. Votes exceeding the number required to approve the Merger have been received; however, votes that have been cast may be rescinded or changed prior to the special meeting of shareholders.

Robbins & Myers also announced today that the plaintiff in the previously disclosed shareholder law suit pending in the United States District Court for the Southern District of Ohio agreed not to pursue injunctive relief to enjoin the special meeting of shareholders scheduled for December 27, 2012. In return, the Company withdrew its pending motion to dismiss and agreed to allow the plaintiff to amend his complaint. The shareholder law suit pending in the United States District Court for the Southern District of Texas remains pending and the defendants, including the Company, have filed a motion to dismiss that action.

The closing of the Merger is subject to certain closing conditions, including the approval of Robbins & Myers’ shareholders, clearance from the DOJ under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance by the Canadian Competition Bureau under the Competition Act of Canada. The parties continue to work to obtain the required clearances, but cannot predict if or when such clearances will be received or the terms of any such clearances.

About Robbins & Myers

Robbins & Myers, Inc. is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, and chemical markets.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of Robbins & Myers, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of our shareholders to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approvals and completion of certain compliance due diligence); uncertainties as to the timing of the merger; costs and difficulties relating to the proposed merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; and other important risk factors discussed more fully in Robbins & Myers’ final proxy statement filed with the SEC on November 30, 2012 in connection with the merger, its Annual Report on Form 10-K for the year ended August 31, 2012; its recent Current Reports on Form 8-K; and other reports filed by it with the SEC from time to time. Robbins & Myers undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed merger, Robbins & Myers filed its final proxy statement with the SEC on November 30, 2012, which was also mailed to Robbins & Myers’ shareholders on such date, and may file other relevant materials with the SEC as well. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE FINAL PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ROBBINS & MYERS AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the final proxy statement and other documents containing information about Robbins & Myers, without charge, at the SEC’s web site at www.sec.gov. Copies of Robbins & Myers’ SEC filings also may be obtained for free by directing a request to Robbins & Myers, Inc., 10586 Highway 75 North, Willis, Texas 77378, (936) 890-1064.

Participants in the Solicitation

Robbins & Myers, National Oilwell Varco, and certain of their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Robbins & Myers’ shareholders in connection with the proposed merger. Information about Robbins & Myers’ directors and executive officers and the special interests of these persons in connection with the proposed merger can be found in the final proxy statement filed by Robbins & Myers with the SEC on November 30, 2012. Information about National Oilwell Varco’s directors and executive officers can be found in National Oilwell Varco’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on February 23, 2012, and National Oilwell Varco’s proxy statement relating to its 2012 Annual Meeting of

Shareholders, as filed with the SEC on April 5, 2012. These documents can be obtained, without charge, at the SEC’s website at www.sec.gov.

CONTACT: Robbins & Myers, Inc.

Kevin Brown, (936) 856-9109

Kevin.Brown@robn.com

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands)	November 30, 2012	August 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$184,873	$166,925
Accounts receivable	177,715	180,047
Inventories	175,283	162,713
Other current assets	13,396	11,206
Deferred taxes	21,074	21,169

Total Current Assets	572,341	542,060

Goodwill & Other Intangible Assets	772,151	773,604
Deferred Taxes	24,636	25,200
Other Assets	12,764	12,663
Property, Plant & Equipment	169,878	169,736

	$1,551,770	$1,523,263

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$90,480	$95,698
Accrued expenses	99,580	99,319
Current portion of long-term debt	494	153

Total Current Liabilities	190,554	195,170

Long-Term Debt - Less Current Portion	—	—
Deferred Taxes	134,874	134,758
Other Long-Term Liabilities	103,610	102,056
Total Equity	1,122,732	1,091,279

	$1,551,770	$1,523,263

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

	Three Months Ended
(in thousands, except per share data)	November 30, 2012	November 30, 2011
Sales	$257,298	$237,323
Cost of sales	162,545	141,782

Gross profit	94,753	95,541
Selling, general and administrative expenses	43,546	42,960
Other expense	3,318	—

Income before interest and income taxes (EBIT)	47,889	52,581
Interest (income), net	(14)	(61)

Income before income taxes	47,903	52,642
Income tax expense	15,752	17,187

Net income including noncontrolling interest	32,151	35,455
Less: Net income attributable to noncontrolling interest	123	198

Net income attributable to Robbins & Myers, Inc.	$32,028	$35,257

Net income per share:
Basic	$0.76	$0.77
Diluted	$0.76	$0.77

Weighted average common shares outstanding:
Basic	42,189	45,842
Diluted	42,379	46,060

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED BUSINESS SEGMENT INFORMATION

(Unaudited)

	Three Months Ended
(in thousands)	November 30, 2012	November 30, 2011
Customer Sales
Energy Services	$159,293	$146,988
Process & Flow Control	98,005	90,335

Total	$257,298	$237,323

Income Before Interest and Income Taxes (EBIT)
Energy Services	$43,235	$47,298
Process & Flow Control	12,552	10,070
Corporate and Eliminations	(7,898)	(4,787)

Total	$47,889	$52,581

Depreciation and Amortization
Energy Services	$6,245	$5,789
Process & Flow Control	2,050	2,019
Corporate and Eliminations	64	84

Total	$8,359	$7,892

Customer Orders
Energy Services	$145,211	$169,465
Process & Flow Control	101,192	84,573

Total	$246,403	$254,038

Backlog
Energy Services	$155,551	$142,971
Process & Flow Control	142,672	116,948

Total	$298,223	$259,919

Note: EBIT is a non-GAAP measure. The Company uses this measure to evaluate its performance and believes this measure is helpful to investors in assessing its performance. A reconciliation of this measure to net income is included in our Condensed Consolidated Income Statement. EBIT is not a measure of cash available for use by the Company.

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended
(in thousands)	November 30, 2012	November 30, 2011
Operating activities:
Net income including noncontrolling interest	$32,151	$35,455
Depreciation and amortization	8,359	7,892
Working capital	(15,672)	(16,036)
Other changes, net	(246)	1,610

Cash provided by operating activities	24,592	28,921

Investing activities:
Capital expenditures, net of nominal disposals	(5,069)	(6,813)

Cash used by investing activities	(5,069)	(6,813)

Financing activities:
Proceeds of long-term debt, net	341	450
Share repurchase program	—	(15,607)
Dividends paid	(2,110)	(2,067)
Other changes, net	(386)	970

Cash used by financing activities	(2,155)	(16,254)
Exchange rate impact on cash	580	(5,007)

Increase in cash	17,948	847
Cash and cash equivalents at beginning of period	166,925	230,606

Cash and cash equivalents at end of period	$184,873	$231,453